UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2011

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DIXIE FOODS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-24575	80-0608195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 N.E. 6TH BLVD WILLISTON, FL	32696
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 366-5174

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2011 the Board of Directors of Dixie Foods International, Inc. (the “Company”) appointed Anthony Q. Joffe to the Company’s Board of Directors. Mr. Joffe has been our Vice President since September 2010. From March 2005 until August 2006 he was President and CEO of Networth Technologies,Inc., a global management consulting, technology services and acquisition company. Mr. Joffe has been a director for Creative Solutions International Group, Inc., a business consulting company, since September 2009, a director of Creative Brands International of Delaware, Inc., a business consulting company, since September 2009 and a director of Internet Holding Group, Inc., a boat financing company, since May 2005. He served as president of USA Boating Sales, Inc., a boat sales company, from December 2001 to May 2007. He has been president of Internet Holding Group, Inc., a boat financing company, since May 2006. He served as a business and finance consultant to EM8 Financial, a boat and recreational vehicle finance company, from October 2006 to December 2008. He served as specialty operations manager of Credit Law Group, a credit and loan modification company, from December 2008 to May 2009. He served as a business consultant to Select Debt and Select Health, a debt settlement and health insurance company, from November 2009 to January 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIXIE FOODS INTERNATIONAL , INC.

Date: December 20, 2011	By:	/s/ Robert E. Jordan
Robert E. Jordan
President and Chief Executive Officer